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TABLE OF CONTENTS

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MARKWEST HYDROCARBON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 3, 2004

Dear Stockholder:

        We cordially invite you to our 2004 Annual Meeting of Stockholders. The meeting will be held on Thursday, June 3, 2004, at 10:00 a.m., Mountain Daylight Time, at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000.

        At this year's meeting, you will be asked to vote on the election of two directors and the ratification of KPMG LLP's appointment as our independent auditors for the fiscal year ending December 31, 2004. You will also be asked to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Our Board of Directors unanimously recommends that you vote "FOR" the election of both of the directors and the ratification of the appointment of the independent auditors.

        To be certain that your shares are voted at the annual meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

        At the annual meeting, our management team will review our performance during the past year and discuss our plans for the future. An opportunity will be provided for questions by the stockholders. We will also be serving light refreshments, at which time you will have an additional opportunity to meet with management. I hope you will be able to join us.

Sincerely,
Frank M. Semple President and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
June 3, 2004

TO THE STOCKHOLDERS OF MARKWEST HYDROCARBON, INC.:

        As a stockholder, you are invited to our 2004 Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc., which will be held at 10:00 a.m., Mountain Daylight Time, on Thursday, June 3, 2004, at our headquarters located at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, for the following purposes:

  1.
  To elect two Class II directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders occurring in 2007 or until the election and qualification of their respective successors.

  2.
  To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

  3.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on Monday, April 12, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record as of the close of business on such date are entitled to notice of, and to vote at, the meeting. We anticipate mailing this proxy on or about Monday, May 3, 2004.

        We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,
Andrew L. Schroeder Secretary

Dated: May 3, 2004

STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

MARKWEST HYDROCARBON, INC.
155 Inverness Drive West, Suite 200
Englewood, CO 80112-5000

i

MARKWEST HYDROCARBON, INC.
155 Inverness Drive West, Suite 200
Englewood, CO 80112-5000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 3, 2004

        In this report, unless the context requires otherwise, references to we, us, our, MarkWest Hydrocarbon or the Company are intended to mean MarkWest Hydrocarbon, Inc. and its consolidated subsidiaries.

        This proxy statement contains information related to the 2004 Annual Meeting of our Stockholders, to be held on Thursday, June 3, 2004, beginning at 10:00 a.m., Mountain Daylight Time, at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, and at any postponements or adjournments thereof.

ABOUT THE MEETING

Who sent me this proxy statement?

        Our Board of Directors sent you this proxy statement and proxy card. We will pay for the solicitation of your proxy. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We will pay approximately $1,000 to third parties for these services. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders.

Why did I receive this proxy statement and proxy card?

        You received this proxy statement and proxy card from us because you owned our common stock as of April 12, 2004. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors and ratification of the selection of our independent auditors. Please read this proxy statement carefully.

What is a proxy?

        A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Ted S. Smith and Michelle Darken have been designated as proxies for our 2004 Annual Meeting of Stockholders.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What is the purpose of the annual meeting?

        At the annual meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and the ratification of the selection of our independent auditors. In addition, our management will report on our performance during fiscal 2003 and respond to questions from stockholders.

What is the difference between a stockholder of record and a stockholder who holds stock in "street name"?

        Most of our stockholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

        If your shares are registered in your name with our transfer agent, Computershare Trust Company, you are a stockholder of record, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

        If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the stockholder of record.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and you are also invited to attend our annual meeting. However, your broker does have the right to vote your shares of common stock on the matters to be acted upon if you do not provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides.

Who is entitled to vote at the annual meeting?

        All stockholders who owned our common stock at the close of business on the record date of April 12, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

        Each outstanding share of our common stock will be entitled to one vote on all matters to be considered at the annual meeting.

Who can attend the annual meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

        Shares held directly in your name as the stockholder of record can be voted in person at the annual meeting. Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification.

        Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. We estimate that, as of April 12, 2004, the record date, approximately 9,766,059 shares of our common stock will be issued, of which 9,694,731 will be outstanding.

        Your common stock will be counted as present at the meeting if you:

  •
  are present at the meeting; or

  •
  have properly submitted a proxy card.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, thus we recommend you complete, sign and return your proxy card in advance of the meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our Board of Directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

  •
  for the election of the two nominated directors; and

  •
  for the proposal to ratify and approve the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

        Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares present at the meeting. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee is permitted to exercise voting discretion with respect to the matters to be acted upon. However, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who counts the votes?

        ADP Investor Communication Services will tabulate the votes, and Rhonda Bowling, Executive Administrative Assistant of MarkWest Hydrocarbon, will act as the inspector of election.

Where can I find results of the meeting?

        The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

Whom should I contact with questions?

        If you have any questions about this proxy statement or the meeting, please contact Andrew L. Schroeder, our Secretary, at (303) 290-8700.

Where may I obtain additional information about MarkWest Hydrocarbon, Inc.?

        We refer you to our Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission (SEC), for additional information on the Company. Our Annual Report on Form 10-K, including financial statements, is included with your proxy materials. If you would like to receive any additional information, please contact our Investor Relations Department at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, or by telephone at (303) 290-8700.

PROPOSALS PRESENTED FOR STOCKHOLDER VOTE

PROPOSAL 1:	ELECTION OF TWO CLASS II DIRECTORS, WHO WILL SERVE UNTIL OUR 2007 ANNUAL MEETING.

        The Class II director nominees are:

  •
  William A. Kellstrom

  •
  William F. Wallace

        Detailed biographies for each of these nominees follow under the heading "Board of Directors and Executive Officers." The biographies for our other members of the Board of Directors are also included in that section.

Your Board unanimously recommends a vote FOR each of these directors.

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT AUDITORS

        The Audit Committee has recommended, and the Board has approved, the appointment of KPMG LLP as our independent auditors for the 2004 fiscal year. Although not required to do so, the Board of Directors seeks your ratification of the Audit Committee's appointment of KPMG LLP for the 2004 fiscal year. If the appointment is not ratified, the Audit Committee will review its appointment of KPMG LLP. As our independent auditors, KPMG LLP will audit our consolidated financial statements and our internal controls for fiscal 2004 and may perform certain audit-related services and consultation in connection with various accounting and financial reporting matters. KPMG LLP may also perform certain non-audit services for us. The Audit Committee has determined that the provision of the services provided by KPMG LLP as set forth herein are compatible with maintaining KPMG LLP's independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules. KPMG LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

        KPMG LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

        For the years ended December 31, 2003 and 2002, PricewaterhouseCoopers LLP was the Company's principal independent auditors. For those years, PricewaterhouseCoopers LLP billed the Company for professional expenses in the aggregate of $1,478,407 and $721,574, respectively, broken down as follows:

	Year Ended December 31,
	2003	2002
Audit fees:
MarkWest Hydrocarbon, Inc.	$206,600	$163,000
MarkWest Energy Partners, L.P., paid directly by MarkWest Energy Partners, L.P. (consolidated subsidiary) or reimbursed to MarkWest Hydrocarbon Inc.	166,800	115,800
MarkWest Energy Partners, L.P., initial public offering, paid by MarkWest Hydrocarbon, Inc., and later reimbursed by MarkWest Energy Partners, L.P. (consolidated subsidiary)	—	248,250
Audit-related fees:
MarkWest Energy Partners, L.P. paid directly by MarkWest Energy Partners L.P. (consolidated subsidiary) or reimbursed to MarkWest Hydrocarbon, Inc.:
Acquisitions	401,921	—
Sarbanes-Oxley	6,300	—
401(k) Plan	12,500	—
Risk management review	49,600	—
Review of Registration Statement on Form S-1	283,000	—
Tax fees:
MarkWest Hydrocarbon, Inc.	91,038	7,578
MarkWest Energy Partners, L.P., tax fees, paid directly by MarkWest Energy Partners, L.P. (consolidated subsidiary) or reimbursed to MarkWest Hydrocarbon, Inc.	258,896	185,344
All other fees:
Research/seminar fee	1,752	1,602

Total professional services	$1,478,407	$721,574

MarkWest Hydrocarbon, Inc.	$299,390	$172,180
MarkWest Energy Partners L.P.	1,179,017	549,394

Total professional services	$1,478,407	$721,574

Previous Independent Auditors

  (i)
  On February 23, 2004, MarkWest Hydrocarbon, Inc. dismissed PricewaterhouseCoopers LLP as its independent auditors. The Audit Committee of the Board of Directors participated in, recommended and approved the decision to change independent auditors.

  (ii)
  The reports of PricewaterhouseCoopers LLP on the consolidated financial statements for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

  (iii)
  In connection with its audits for the two most recent fiscal years and through February 23, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on financial statements for such years.

  (iv)
  During the two most recent fiscal years and through February 23, 2004, there have been no "Reportable Events" (as defined in Regulation S-K, Item 304(a)(1)(v)), other than as disclosed in our Quarterly Report on Form 10-Q for the three months ended June 30, 2003, in respect of internal controls and procedures related to the reporting of certain hedge transactions entered into with a related party. As previously disclosed, once the reporting deficiency was discovered, our Audit Committee retained PricewaterhouseCoopers to assist it in assessing if there were any material deficiencies in our disclosure controls and procedures. Following the performance of its review, PricewaterhouseCoopers provided a report to the Audit Committee that the deficiency constituted a material weakness under Statement on Auditing Standards No. 60. The Audit Committee addressed the hedging disclosure omission by directing the Company not to enter into any future related party hedging transactions and by implementing enhanced procedures designed to identify any related party transaction that might require disclosure. We have authorized PriceWaterhouseCoopers to respond fully to any inquiries that KPMG LLP, our new principal independent auditors, may have in connection with such related party transactions and such enhanced disclosure procedures.

        Your Board unanimously recommends a vote FOR the approval of KPMG LLP as our independent auditors for 2004.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position with MarkWest Hydrocarbon, Inc.	Director Since
John M. Fox	64	Chairman of the Board of Directors	1988
Frank M. Semple	52	President, Chief Executive Officer and Director	2003
Arthur J. Denney	55	Director	1996
Donald C. Heppermann	61	Director	2002
William A. Kellstrom	63	Director	2000
Karen L. Rogers	48	Director	2000
William F. Wallace	64	*	NA
Donald D. Wolf	60	Director	1999
John D. Mollenkopf	42	Senior Vice President, Southwest Business Unit	NA
Randy S. Nickerson	43	Senior Vice President, Corporate Development	NA
Andrew L. Schroeder	45	Vice President, Treasurer and Secretary	NA
Ted S. Smith	54	Vice President, Chief Accounting Officer	NA
David L. Young	44	Senior Vice President, Northeast Business Unit	NA

*
Standing for nomination to the Board of Directors of MarkWest Hydrocarbon, Inc.

Nominees for the Board of Directors

Class II Directors—Term ending at the annual meeting to be held in 2004. Management has been informed that all nominees are willing to serve as Directors if elected, but if any of them should decline or be unable to act as a Director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

        William A. Kellstrom has served as a member of the Board of Directors of MarkWest Hydrocarbon since May 2000, and the Board of Directors of MarkWest Energy GP, L.L.C. ("the General Partner"), a wholly owned subsidiary of MarkWest Hydrocarbon and the General Partner of MarkWest Energy Partners, L.P. ("the Partnership"), a consolidated subsidiary of MarkWest Hydrocarbon, Inc., since May 2002. Mr. Kellstrom retired in 1997 and is periodically engaged as a consultant to energy companies. At the time of his retirement, he was President of the Energy Marketing Company and Senior Vice President, Corporate Development, of NorAm Energy Corporation (since merged with Reliant Energy, Incorporated, and later spun off with Centerpoint Reliant).

        William F. Wallace will be standing for nomination to the Board of Directors of MarkWest Hydrocarbon. Prior to his retirement in 2001, Mr. Wallace was employed by the Beacon Group since 1996 to assist and advise with energy investments for a multi-billion dollar energy venture capital fund. In that capacity, Mr. Wallace served on the Board of Directors of acquired exploration and production companies. Mr. Wallace has served on the Board of Directors of Westport Resources since 1999.

Continuing Members of the Board of Directors

Class I Directors—Term ending at the annual meeting to be held in 2006.

        Arthur J. Denney has served as a member of the Board of Directors of MarkWest Hydrocarbon since June 1996, and the Board of Directors of the General Partner since its inception in January 2002. Mr. Denney has served as Executive Vice President, Chief Operating Officer and Assistant Secretary of the General Partner since January 2003 until his resignation in March 2004. Prior to that, Mr. Denney served as Executive Vice President of the General Partner since its inception in May 2002 and has served in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Denney served as MarkWest Hydrocarbon's Senior Vice President of Engineering and Project Development from January 1997 to December 2001.

        Donald C. Heppermann served as Executive Vice President, Chief Financial Officer and Secretary of MarkWest Hydrocarbon, Inc. and the General Partner since October 2003 until his retirement in March 2004. He joined us and the General Partner in November 2002 as Senior Vice President and Chief Financial Officer, and served as Senior Executive Vice President beginning in January 2003. He has served as a member of our Board of Directors since November 2002 and the General Partner's Board of Directors since its inception in May 2002, and will continue to serve as Chairman of the Finance Committee. Prior to joining us and the General Partner, Mr. Heppermann was a private investor since 1997 and a career executive in the energy industry, with major responsibilities in operations, finance, business development and strategic planning prior to 1997.

        Karen L. Rogers has served as a member of the Board of Directors of MarkWest Hydrocarbon since June 2000. Since 2000, Ms. Rogers has been Vice President, Energy Group, for Wells Fargo Bank West N.A. Prior to 1997, she was Senior Vice President and Manager of NationsBank Energy Group Denver, Inc. Ms. Rogers has more than 24 years of experience in energy finance and corporate banking.

Class III Directors—Term ending at the annual meeting to be held in 2005.

        John M. Fox has served as MarkWest Hydrocarbon's President, Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1988, and in the same capacities for the General Partner since May 2002. Mr. Fox retired from his positions as President and Chief Executive Officer, effective November 1, 2003 and January 1, 2004, respectively, of both MarkWest Hydrocarbon and the General Partner.

        Donald D. Wolf has served as a member of our Board of Directors since June 1996. Mr. Wolf has served as Chairman, Chief Executive Officer and Director of Westport Resources Corporation since April 2000. He joined Westport Oil and Gas Company, Inc. in June 1996 as Chairman and Chief Executive Officer and has a diversified 35-year career in the oil and natural gas industry.

        Frank M. Semple was appointed as President of both MarkWest Hydrocarbon and the General Partner on November 1, 2003. Mr. Semple also became a member of our Board of Directors and Chief Executive Officer of both MarkWest Hydrocarbon and the General Partner on January 1, 2004. Prior to joining MarkWest Hydrocarbon, Mr. Semple served as Chief Operating Officer of WilTel Communications Group, Inc., formerly Williams Communications Group, Inc. ("WCG"), since 1997. On April 22, 2002, WCG and one of its subsidiaries ("Debtors") filed a petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On September 30, 2002, the Bankruptcy Court entered an order confirming the Debtors' plan of reorganization that became effective October 15, 2002.

Other Executive Officers who hold office at the discretion of the Board

        John C. Mollenkopf has served as Senior Vice President, Southwest Business Unit, of MarkWest Hydrocarbon and the General Partner since January 2004. Prior to that, he served as Vice President, Business Development of MarkWest Hydrocarbon and the General Partner since January 2003. Prior to that, he served as Vice President—Michigan Business Unit of the General Partner since its inception in May 2002 and in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Mollenkopf was General Manager of the Michigan Business Unit of MarkWest Hydrocarbon since 1997.

        Randy S. Nickerson has served as Senior Vice President, Corporate Development, of MarkWest Hydrocarbon and the General Partner since October 2003. Prior to that, Mr. Nickerson served as Executive Vice President, Corporate Development of MarkWest Hydrocarbon and the General Partner since January 2003 and as Senior Vice President of the General Partner since its inception in May 2002 and has served in the same capacity with MarkWest Hydrocarbon since December 2001. Prior to that, Mr. Nickerson served as MarkWest Hydrocarbon's Vice President and General Manager of the Appalachia Business Unit from 1997 through 2001.

        Andrew L. Schroeder has served as Secretary since February 2004, as Vice President since January 2004, and as Treasurer since July 2003, of MarkWest Hydrocarbon and the General Partner. Prior to that, Mr. Schroeder served as Director of Finance of MarkWest Hydrocarbon since joining them in February 2003. Prior to joining MarkWest Hydrocarbon, he was Director of Finance/Business Development at Crestone Energy Ventures from 2001 through 2002. Prior to that Mr. Schroeder worked at Xcel Energy for two years as Director of Corporate Financial Analysis. He is a Certified Public Accountant licensed in the state of Colorado.

        Ted S. Smith has served as Vice President, Chief Accounting Officer since March 2004. Prior to that, he served as a Vice President of the General Partner since his arrival in March 2003, via the Pinnacle Natural Gas Company merger. Prior to that time, Mr. Smith had been Senior Vice President and Chief Financial Officer for Pinnacle Natural Gas Company since 1999. From 1994 through 1999 he was Chief Financial Officer for Total Safety Inc. and is a Certified Public Accountant licensed in the state of Texas.

        David L. Young has served as Senior Vice President, Northeast Business Unit of MarkWest Hydrocarbon and the General Partner since February 2004. Prior to joining MarkWest Hydrocarbon, Mr. Young spent eighteen years at the Williams Companies in Tulsa, Oklahoma, having served most recently as Vice President and General Manager for WilTel Communications Group, Inc.'s, formerly Williams Communications Group, Inc. (WCG), video services business. In addition, Mr. Young served as Senior Vice President and General Manager of Texas Gas Pipeline and Williams Central Pipeline. On April 22, 2002, WCG and one of its subsidiaries ("Debtors") filed a petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On September 30, 2002, the Bankruptcy Court entered an order confirming the Debtors' plan of reorganization that became effective October 15, 2002.

Board Independence

        Independent members of the Board of Directors include Mr. Kellstrom, Ms. Rogers and Mr. Wolf. We currently do not have a majority of independent members on our Board of Directors. Pursuant to the rules of the AMEX for companies with classified boards, we will be in compliance with this requirement at our 2005 annual meeting.

Audit Committee Financial Expert

        Each of the individuals serving on our Audit Committee, including Mr. Kellstrom, Ms. Rogers and Mr. Wolf, satisfies the standards for independence of the AMEX and the SEC as they relate to audit committees. Our Board of Directors believes each of the members of the Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Kellstrom is financially sophisticated and qualifies as an "audit committee financial expert" within the meaning of the regulations of the SEC.

Audit Committee Pre-Approval Policy

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. These services may include audit services, audit-related services, tax services and other services. Our Chief Accounting Officer is responsible for presenting the Audit Committee with an overview of all proposed audit, audit-related, tax or other non-audit services to be performed by the independent auditors. The presentation must be in sufficient detail to define clearly the services to be performed. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to an individual member of the Audit Committee. The Audit Committee may, however, from time to time delegate its authority to the Audit Committee Chairman, Mr. Kellstrom, who reports on the independent auditor services approved by the Chairman at the next Audit Committee meeting. A copy of the Audit Committee's Charter is available on our Internet website at www.markwest.com.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics applicable to the persons serving as our directors, officers and employees that includes the prompt disclosure to the SEC of a Current Report on Form 8-K of any waiver of the code for executive officers or directors approved by the Board of Directors. A copy of our Code of Business Conduct and Ethics is available on our Internet website at www.markwest.com.

Meetings of the Board of Directors and Committees

        During the year ended December 31, 2003, the Board of Directors met nine times. Mr. Denney, Mr. Heppermann and Ms. Rogers attended all of the meetings, Mr. Wolf attended eight of the meetings, and Mr. Fox and Mr. Kellstrom attended seven of the meetings. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

        Our Board of Directors has a standing Audit Committee and Compensation Committee. We have no standing Nominating Committee or committee performing a similar function; nominations for our Board of Directors are considered by our independent directors, as described below.

        Compensation Committee.    The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees and administers our Stock Incentive Plan and our Incentive Compensation Plan. During fiscal 2003, the Compensation Committee held one meeting and also took action by unanimous written consent. The current members of the Compensation Committee are Mr. Wolf and Mr. Kellstrom. Both members of the Compensation Committee attended the meeting of the Compensation Committee in 2003.

        Audit Committee.    The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent auditors prior to the presentation of financial statements to stockholders, and as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet site at www.markwest.com. All of the members of the Audit Committee are independent, as such term is defined in Section 121(A) of the American Stock Exchange Company Guide as well as the independence requirements of Rule 10A-3 of the Exchange Act. During fiscal 2003, the Audit Committee held eight meetings, both in person and via teleconference. The current members of the Audit Committee are Mr. Kellstrom, Ms. Rogers and Mr. Wolf; they attended eight, eight and five meetings, respectively.

        Directors are encouraged to attend our Annual Meeting of Stockholders. Three of our directors attended our 2003 annual meeting.

Consideration of Director Candidates

        The independent directors of the Board consider candidates for Board membership. The independent directors select nominees to become Directors based on an assessment of the fulfillment of necessary independence requirements for the composition of the Board; the highest ethical standards and integrity; a willingness to act on and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and individual backgrounds that provide a diverse portfolio of experience and knowledge commensurate with the Company's needs. The Independent Directors consider all of these qualities when selecting candidates for director. There are no differences in the manner in which the Independent Directors evaluate nominees for director based on whether the nominee is recommended by a stockholder.

        Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary, MarkWest Hydrocarbon Inc., 155 Inverness Drive West, Suite 200, Englewood, CO 80112. Stockholder submissions should include the name and qualifications of the candidate, and any supporting material the stockholder feels is appropriate. In order to enable consideration of the candidate in connection with our 2005 Annual Meeting of Stockholders, a stockholder must submit materials relating to a suggested candidate no later than January 9, 2005. In considering any candidate proposed by a stockholder, the Independent Directors will reach a conclusion based on the criteria described above. The Independent Directors may seek additional information regarding the candidate. After full consideration, the stockholder proponent will be notified of the decision of the Independent Directors.

Communication with Non-Management Directors

        Shareholders are invited to contact any or all of the Company's outside directors by mailing a letter to on or all of them in care of the Company's headquarters. Any such correspondence received will be delivered unopened to the relevant party or parties.

        Finally, management welcomes, at any time, comments, questions or suggestions from any stockholder. One additional independent director has been nominated to stand for election to the Board at our 2004 Annual Meeting. The additional independent director will replace a non-independent director. The Company remains dedicated to ensuring complete, accurate and prompt disclosure of all material information about the Company and its business and to continuing to serve the best interest of its stockholders.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is composed of two non-employee directors, including Mr. Kellstrom and Mr. Wolf, both of whom are independent pursuant to the AMEX Company Guide. The Committee is responsible for developing and approving our executive compensation policies. In addition, the Compensation Committee determines, on an annual basis, the compensation to be paid to the Chief Executive Officer and to each of the other executive officers. The overall objectives of our executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

Compensation Philosophy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers whose contributions are critical to long-term success. Periodically, the compensation levels of executive officers are compared to survey information to ensure our compensation levels are competitive. Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment. We apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that our achievements result from the coordinated efforts of all individuals working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and consummation of strategic projects or acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and our Company values are fostered.

Compensation Vehicles

        We have a successful history of using a simple total compensation program that consists of cash- and equity-based compensation. The components of our compensation program for our executive officers include base salary, performance-based cash bonuses, and long-term incentive compensation in the form of stock options, restricted stock awards, and restricted unit grants of MarkWest Energy Partners, L.P.

Base Salary

        The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. Base salaries for the executive officers are intended to be based on the average of fixed compensation levels for comparable management personnel employed by peer companies of a similar size. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience, performance and other specific issues. The Compensation Committee considers the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

Performance-Based Cash Bonuses

        Under our incentive compensation program bonuses are awarded only if we achieve or exceed certain corporate performance objectives relating to forecasted EBITDA (earnings before interest, taxes, depreciation, depletion and amortization). The forecasted EBITDA target is determined by the Board of Directors early in the fiscal year or during the last quarter of the prior year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers based on a percentage of the executive's salary ranging from approximately 0% to 64% and all other non-union employees depending on the forecasted EBITDA goals as established at the beginning of the year. If the base performance criteria are met, each executive officer is entitled to a base bonus amount equal to that percentage of the executive officer's base salary. A similar approach is used for all other non-union personnel at differing percentage levels.

        For fiscal year 2003, we did not meet our forecasted EBITDA goals set forth in the Incentive Compensation Plan. However, we did achieve several objectives, including strengthening the balance sheet and completing several acquisitions for MarkWest Energy Partners, L.P., which will drive long-term value. With Board recommendation and approval, a special bonus, not exceeding target amounts from the regular incentive compensation bonus program, was awarded to all non-union employees in December 2003. Executive officers received bonuses at a 14.25% level.

Stock Option Program

        Stock options and restricted stock awards are granted to executive officers under the Stock Incentive Plan. The objectives of the Stock Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant long-term ownership position in our common stock.

        The Stock Incentive Plan authorizes the Board of Directors or a committee of non-employee directors to grant stock options, restricted stock and other types of awards to executive officers. To date, the only type of awards granted to executive officers under the Stock Incentive Plan have been stock options. All stock options currently outstanding were granted at an option price at least equal to the fair market value of our common stock on the date of grant, generally have ten-year terms and generally become exercisable in installments over a four-year period.

        Stock options may be granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither our profitability nor the market value of our stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. The determination of whether or not additional options will be granted is based on a number of factors, including our performance, individual performance and levels of options granted at the competitive median for our peer group.

MarkWest Energy Partners Restricted Units

        Phantom units in MarkWest Energy Partners were granted to executives and directors in 2003, amounting to 14,500 units. A restricted unit in MarkWest Energy Partners, L.P., is a "phantom" unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit, or in the discretion of the Compensation Committee, cash equivalent to the value of a common unit. These restricted units are entitled to receive distribution equivalents, which represent cash equal to the amount of cash distributions made on common units during the vesting period, from the date of grant. The restricted units, unless certain targets are achieved, vest over a period of four years, with 25% of the grant vesting at the end of each of the second and third years and 50% vesting at the end of the fourth year. If certain targets are achieved, then the vesting of the phantom units accelerates and converts to common units. The acceleration is based on increases in annual cash distribution of the units. In the future, the Compensation Committee may determine to make additional grants under the plan to employees and directors containing such terms as the Compensation Committee shall determine under the plan. The Compensation Committee will determine the period over which restricted units granted to employees and directors will vest. The committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of MarkWest Hydrocarbon, Inc., or MarkWest Energy Partners, L.P.

        We intend the issuance of the common units upon vesting of the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Savings Plan; Benefits

        We make a matching contribution under our 401(k) Savings and Profit Sharing Plan. We may also make a discretionary profit sharing payment annually to executives and all other employees under this plan based upon our financial performance compared to corporate goals for that year. In addition, we provide medical and other miscellaneous benefits to executive officers that are generally available to all employees.

Non-Competition, Non-Solicitation and Confidentiality Agreement and Severance Plan

        Except for Frank Semple, each of our Named Executive Officers is a party to a Non-Competition, Non-Solicitation and Confidentiality Agreement (the Non-Competition Agreements). As a result of signing the Non-Competition Agreement, the Named Executive Officers are eligible for the 1997 Severance Plan (the Severance Plan). The Severance Plan provides for payment of benefits in the event that (i) the employee terminates his or her employment for "good reason" (as defined), (ii) the employee's employment is terminated "without cause" (as defined), (iii) the employee's employment is terminated by reason of death or disability or (iv) the employee voluntarily resigns. In the case of (i), (ii) and (iii) above, the employee shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the employee's status at the time of the termination. In the case of (iv) above, the employee shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee's annual compensation during the year immediately preceding the termination.

Chief Executive Officer Compensation

        Base Salary.    The base salary of the Chief Executive Officer is established by, and is subject to, adjustment by the Compensation Committee. Factors taken into consideration in the determination of the Chief Executive Officer's base salary may include the base salaries for chief executive officers of our peer group, historical compensation practices and the general experience of the Compensation Committee members in dealing with compensation matters at other energy companies.

        Bonuses and Stock Option Awards.    Mr. Fox received a bonus of $27,148 for fiscal year 2003 under the Incentive Compensation Plan. Such bonus was paid in December 2003 in accordance with the Plan provisions. Mr. Fox did not receive options to purchase shares of our common stock, nor has he been granted any restricted stock under the Stock Incentive Plan to date.

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Qualifying "performance-based" compensation will not be subject to the deduction limit if certain requirements are met. We anticipate that incentive-based compensation paid in excess of $1 million will be deductible under Section 162(m). The Compensation Committee believes, however, that there may be circumstances in which our interests are best served by providing compensation that is not fully deductible under Section 162(m) and reserves the ability to exercise discretion to authorize such compensation.

Compensation Committee William A. Kellstrom Donald D. Wolf

AUDIT COMMITTEE REPORT

        This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2003. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we have specifically incorporated it by reference into such filing.

        The Audit Committee is comprised of Karen L. Rogers, William A. Kellstrom, and Donald D. Wolf. The role of the Audit Committee is to oversee MarkWest Hydrocarbon's financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2003, with management and the independent auditors.

        Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, our independent auditors have provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from MarkWest Hydrocarbon. The Audit Committee has also considered whether the independent accountant's provision of non-audit services is compatible with maintaining the independent auditors' independence and determined that it is.

        Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee Karen L. Rogers William A. Kellstrom Donald D. Wolf

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires executive officers and directors and persons who beneficially own more than 10% of our common stock, registered under Section 12 of the Exchange Act, to file with the SEC initial reports of ownership on Form 3 and subsequent reports of changes in ownership on Forms 4 and 5. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

        To the best of our knowledge, based solely on a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe our executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements during the year ended December 31, 2003, except for the following:

	No. of Late Reported Transactions	No. of Late Form 3 Filings	No. of Late Form 4 Filings
Mr. Fox	5	—	3
Mr. Semple	1	1	1
Mr. Denney	4	—	2
Mr. Heppermann	2	1	1
Ms. Rogers	1	—	1

        We are not aware of any other failure to file a Section 16(a) form with the SEC, or any transaction that was required to be reported, but that was not reported on a timely basis. We believe that our executive officers, directors and 10% beneficial owners complied with all other applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investments with Affiliate

        Through our wholly owned subsidiary, MarkWest Resources, Inc. ("Resources"), we held varied undivided interests in several exploration and production assets in which MAK-J Energy Partners Ltd. ("MAK-J") also owns or owned an undivided interest, varying from 25% to 51%. The general partner of MAK-J is a corporation owned and controlled by our former President and Chief Executive Officer and current Chairman of the Board of Directors. Two former officers, both of who left the Company during 2003, were limited partners in MAK-J. The properties were operated pursuant to joint operating agreements entered into between Resources and MAK-J. Resources was the operator under such agreements. The joint operating agreements were governed by a Participation and Operations Agreement, most recently amended June 2, 2003. The joint property acquisitions and joint operating agreements were subject to the approval of the independent members of our Board of Directors. As the operator, Resources was obligated to provide certain accounting and well operations services to the parties. The Participation and Operations Agreement provided for a monthly fee ($2,000 per month) payable to Resources to offset the costs of accounting and well operations on a monthly basis. As a part of the sale of our San Juan Basin oil and gas properties to a third party on June 30, 2003, the Participation and Operations Agreement was assigned to the purchasing third party.

        From time to time, MarkWest Hydrocarbon entered into hedges with counterparties on behalf of MAK-J. MarkWest Hydrocarbon billed or remitted to MAK-J, as circumstances dictated, its portion of transaction costs and settlements on a monthly basis. As of July 2003, all such hedges had been settled.

        Through our wholly owned subsidiary, Matrex, LLC, we hold interests in certain exploration and production assets in which MAK-J also owns interests. Both parties are participants to joint operating agreements involving other third parties.

        We have receivables due from MAK-J, representing its share of operating and capital costs generated in the normal course of business, of less than $0.1 million and approximately $0.7 million as of December 31, 2003 and 2002, respectively. We also have payables to MAK-J, representing its share of revenues generated in the normal course of business, of approximately $0.1 million and $1.3 million as of December 31, 2003 and 2002, respectively.

        Mr. Fox has agreed that as long as he is an officer or director of MarkWest Hydrocarbon and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activities with us except and to the extent that our independent and unaffiliated directors deem it advisable and in our best interest to include one or more additional participants, which participants may include entities controlled by Mr. Fox.

Other Relationships

        Donald D. Wolf, a member of the Board of Directors, is Chairman and Chief Executive Officer of Westport Resources Corporation, and William F. Wallace, a nominee for the Board of Directors, is a director of Westport Resources Corporation. Westport Resources Corporation is a party to certain 1997 contracts with indirect subsidiaries of MarkWest Hydrocarbon for transportation, treating and processing services in western Michigan. No services were performed in the last fiscal year pursuant to these contracts. The terms of these contracts were negotiated on an arm's length basis prior to Mr. Wolf's 1999 election to the Board of Directors and Mr. Wallace's 2004 nomination to the Board of Directors.

Future Transactions

        The terms of any future transactions between us and our directors, officers, principal stockholders or other affiliates, or the decision to participate or not participate in transactions offered by our directors, officers, principal stockholders or other affiliates will be approved by a majority of our independent and unaffiliated directors. Our Board of Directors will use such procedures in evaluating their terms as are appropriate considering the fiduciary duties of the Board of Directors under Delaware law. In any such review the Board may use outside experts or consultants including independent legal counsel, secure appraisals or other market comparisons, refer to generally available statistics or prices or take such other actions as are appropriate under the circumstances. Although such procedures are intended to ensure that transactions with affiliates will be at least as favorable to the Company as an arm's length transaction with an unaffiliated third party, though no assurance can be given that such procedures will produce such result.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

        Officers or employees of MarkWest Hydrocarbon who also serve as directors will not receive additional compensation. Each independent director receives an annual retainer of $20,000, to be reduced to $12,000 in 2004. In addition, each independent director receives compensation of $1,500 for in-person attendance and $700 for telephonic attendance at meetings of the Board of Directors or committees of the Board of Directors. Members of the Audit and Compensation Committees receive an annual retainer of $3,000. In addition, the members of the Audit and Compensation Committees receive compensation of $1,000 for each committee meeting. Additionally,. Each independent director will be reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

        In addition, pursuant to our Non-Employee Director Plan, as amended in June 1997 and December 1999, each non-employee director (a) received options to purchase 1,000 shares of common stock at the time of approval of the Non-Employee Director Plan by the Board of Directors in

July 1996 and (b) beginning December 1999, receives options to purchase an additional 2,000 shares of common stock annually thereafter (previously 500 options on the day after each annual meeting of our stockholders). The Non-Employee Director Plan currently provides for the initial grant of options to purchase 1,000 shares of common stock to each newly appointed non-employee director upon the date on which such person becomes a director. Directors who are MarkWest Hydrocarbon employees do not receive any additional stock incentive compensation for serving on the Board of Directors.

Executive Officers

        The following table sets forth the cash and non-cash compensation earned for fiscal years 2003, 2002 and 2001 by all individuals serving as our Chief Executive Officer, or acting in a similar capacity, during the last completed fiscal year, regardless of compensation level; the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year; and two additional individuals for whom disclosure would have been provided except for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively the "Named Executive Officers").

Indemnification Agreements

        In February 2003 and February 2004, MarkWest Hydrocarbon entered into Indemnification Agreements with certain directors and officers ("Indemnitees"). By the terms of the Indemnification Agreement, the Company shall indemnify Indemnitees to the fullest extent permitted by law against all expenses and liabilities (as defined in the Indemnification Agreement) if Indemnitees were or are, or are threatened to be made a party to, any threatened, pending or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other and whether brought by or in the right of the Company or otherwise, by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitees are or were a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or are or were serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Indemnitees while serving in such capacity.

        These salaries and bonuses also include payment for service as officers/directors of the General Partner.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Positions	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Securities Underlying Options (#)(11)	All Other Compensation ($)(3)	LTIP Payouts ($)(10)
John M. Fox(4) Chairman of the Board Former President and Chief Executive Officer	2003 2002 2001	$190,515 190,515 186,213		$27,148 3,199 9,595	— — 2,853	$15,674 15,241 12,900		$111,850 3,550 —
Frank M. Semple(5) President and Chief Executive Officer	2003 2002 2001	$36,346 — —		$6,413 — —	20,000 — —	$623 — —		$4,800 — —
Arthur J. Denney(6) Former Executive Vice President	2003 2002 2001	$185,948 176,096 172,120		$26,574 2,957 8,868	— — 2,721	$16,276 14,088 12,692		$112,490 3,550 —
Donald C. Heppermann(7) Former Chief Financial Officer	2003 2002 2001	$182,576 23,173 —		$26,017 — —	11,000 11,000 —	$14,893 843 —		$134,220 710 —
Randy S. Nickerson Senior Vice President Corporate Development	2003 2002 2001	$164,743 154,943 147,628		$23,515 2,601 7,602	— — 2,489	$13,193 12,395 10,948		$111,850 3,550 —
John C. Mollenkopf Senior Vice President Southwest Business Unit	2003 2002 2001	$144,354 129,322 124,892		$20,684 2,171 5,991	— — 4,079	$12,331 10,346 9,056		$112,490 3,550 —
Brian T. O'Neill(8) Former Senior Vice President and Chief Operating Officer	2003 2002 2001	$191,587 191,587 188,330	$	— — 9,595	— — 2,853	$15,041 14,869 12,900	$	— — —
Grant M. Carnie(9) Former Vice President Business Development	2003 2002 2001	$123,503 120,000 92,620	$	— 2,015 12,720	— — —	$195,235 10,100 6,883		$22,370 710 —

(1)
Represents actual salary earned in each respective fiscal year.

(2)
Represents actual bonus earned in each respective fiscal year. Bonuses are to be paid to all employees in quarterly installments based on year-to-date performance in May, August, and December, with the balance paid in March of the following year in accordance with provisions of the Incentive Compensation Plan. For 2003, all amounts were paid in December 2003.

(3)
Represents actual Company contributions under our 401(k) Savings and Profit Sharing Plan. Included in Mr. Carnie's other compensation is a lump-sum payment of $185,350 upon his resignation from the Company pursuant to the 1997 Severance Plan.

(4)
Mr. Fox resigned from his positions as President and Chief Executive Officer, effective November 1, 2003 and January 1, 2004, respectively, of both MarkWest Hydrocarbon and the General Partner. He will receive payments for each fiscal year 2004 and 2005 under the 1997 Severance Plan as part of his separation from MarkWest Hydrocarbon.

(5)
Mr. Semple assumed his positions as President and Chief Executive Officer, effective November 1, 2003 and January 1, 2004, respectively, of both MarkWest Hydrocarbon and the General Partner.

(6)
Mr. Denney resigned from his positions as Executive Vice President of MarkWest Hydrocarbon and the General Partner effective March 1, 2004.

(7)
Mr. Heppermann resigned from his positions as Executive Vice President, Chief Financial Officer and Secretary of MarkWest Hydrocarbon and the General Partner effective March 1, 2004. He will receive payments in 2004 under the 1997

  Severance Plan as part of his separation from MarkWest Hydrocarbon. In addition, Mr. Heppermann entered into an 18-month consulting agreement with MarkWest Hydrocarbon.

(8)
Mr. O'Neill resigned from his positions as Senior Vice President and Chief Operating Officer of MarkWest Hydrocarbon effective December 31, 2001. He received payments for fiscal year 2002 and 2003 under the 1997 Severance Plan as part of his separation from MarkWest Hydrocarbon.

(9)
Mr. Carnie resigned from his position as Vice President of Business Development of MarkWest Hydrocarbon effective December 31, 2003. He will receive payments for fiscal 2004 and 2005 under the 1997 Severance Plan as part of his separation from MarkWest Hydrocarbon. In January 2004, MarkWest Hydrocarbon paid Mr. Carnie a $216,097 bonus for services rendered in connection with consummation of the 2003 sale of the Company's Canadian oil and gas operations.

(10)
Represents the value of phantom units whose vesting accelerated during 2003 for the Named Executive Officers (equal to the product of the closing market price of our common units on the date of the accelerated vesting and the number of common units). In addition, includes payments of phantom unit distribution equivalent rights.

(11)
Securities underlying options have been adjusted to reflect the effect of the 10% stock dividend for stockholders of record as of July 31, 2003.

        Option Values.    The following table summarizes the fiscal year-end option values by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at End of Fiscal 2003 (#)
					Value of Unexercised In-the-Money Options at End of Fiscal 2003 ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John M. Fox(2)	—	$—	34,099	3,207	$92,063	$8,361
Frank M. Semple(3)	—	—	—	20,000	—	22,200
Arthur J. Denney(4)	12,340	13,821	62,507	2,610	155,092	8,609
Donald C. Heppermann(5)	—	—	2,750	19,250	15,895	116,215
Randy S. Nickerson	49,660	138,136	20,323	3,508	74,540	9,624
John C. Mollenkopf	33,002	97,264	2,574	3,898	7,798	12,723
Brian T. O'Neill(6)	67,457	84,326	1,958	3,342	6,718	11,003
Grant M. Carnie(7)	—	—	—	—	—	—

(1)
Value based on the difference between the closing price of our common stock, as reported by the American Stock Exchange on December 31, 2003, and the option exercise price per share multiplied by the number of shares subject to the option.

(2)
Mr. Fox resigned from his positions as President and Chief Executive Officer, effective November 1, 2003 and January 1, 2004, respectively, of both MarkWest Hydrocarbon and the General Partner.

(3)
Mr. Semple assumed his positions as President and Chief Executive Officer, effective November 1, 2003 and January 1, 2004, respectively, of both MarkWest Hydrocarbon and the General Partner.

(4)
Mr. Denney resigned from his positions as Executive Vice President and Chief Operating Officer, effective March 1, 2004, of both MarkWest Hydrocarbon and the General Partner.

(5)
Mr. Heppermann resigned from his positions as Executive Vice President, Chief Financial Officer and Secretary, effective March 1, 2004, of both MarkWest Hydrocarbon and the General Partner.

(6)
Mr. O'Neill resigned from his positions as Senior Vice President and Chief Operating Officer effective December 31, 2001.

(7)
Mr. Carnie resigned from his position as Vice President of Business Development, effective December 31, 2003, of MarkWest Hydrocarbon.

        401(k) and other Compensation Plans.    In addition to annual salary, executive officers also receive compensation pursuant to the Stock Incentive Plan, the Incentive Compensation Plan and the 401(k) Savings and Profit Sharing Plan.

        Severance Plan.    Except for Frank Semple, each of our Named Executive Officers is a party to a Non-Competition, Non-Solicitation and Confidentiality Agreement. As a result of signing the Non-Competition, Non-Solicitation and Confidentiality Agreement, the Named Executive Officers are eligible for the 1997 Severance Plan. The Severance Plan provides for payment of benefits in the event that (i) the employee terminates his or her employment for "good reason" (as defined), (ii) the employee's employment is terminated "without cause" (as defined), (iii) the employee's employment is terminated by reason of death or disability or (iv) the employee voluntarily resigns. In the case of (i), (ii) and (iii) above, the employee shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the employee's status at the time of the termination. In the case of (iv) above, the employee shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee's annual compensation during the year immediately preceding the termination.

Employment Agreement

  Frank M. Semple

        Mr. Semple entered into an Executive Employment Agreement ("the Employment Agreement") with MarkWest Hydrocarbon on November 1, 2003, pursuant to which Mr. Semple serves as MarkWest Hydrocarbon's President and Chief Executive Officer and pursuant to which the Board of Directors of MarkWest Hydrocarbon appointed Mr. Semple to serve as the President and Chief Executive Officer of the General Partner. The Employment Agreement may be terminated by either Mr. Semple or MarkWest Hydrocarbon at any time.

        Under the Employment Agreement, Mr. Semple receives an annual base salary and is entitled to receive benefits for which employees and/or executive officers are generally eligible. In addition, Mr. Semple was awarded phantom units in the Partnership under the Partnership's Long-Term Incentive Plan and was awarded stock options under the MarkWest Hydrocarbon Incentive Stock Option Plan. Mr. Semple also agreed to purchase from MarkWest Hydrocarbon an interest in the General Partner and the Partnership, subject to certain repurchase rights by MarkWest Hydrocarbon following the termination of his employment.

        Under his Employment Agreement, in the event Mr. Semple's employment is terminated without cause, or if he resigns for good reason, he is entitled to severance payments equal to his base salary for a period of thirty-six months. In addition, Mr. Semple is entitled to COBRA benefits for a period of twenty-four months. In the event Mr. Semple voluntarily resigns, he is entitled to receive severance payments equal to his base salary and COBRA benefits for a period of six months. In the event Mr. Semple is terminated for cause, he shall not be entitled to receive any severance or COBRA benefits.

Reimbursement of Expenses of the General Partner

        Prior to December 31, 2003, the General Partner did not receive any management fee or other compensation for its management of the Partnership. The General Partner and its affiliates were reimbursed for expenses incurred on behalf of the Partnership. These allocable expenses included the costs of employee, officer and director compensation and benefits properly allocable to the Partnership, and all other expenses necessary or appropriate to the conduct of the business.

        Effective January 1, 2004, MarkWest Hydrocarbon entered into a Services Agreement for the management of the Partnership's day-to-day operations and administration. For such management services, MarkWest Hydrocarbon will receive a $5,000 annual management fee. The General Partner and its affiliates will continue to be reimbursed for expenses incurred on behalf of the Partnership.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks, and there were no committee members who were, at any time, an officer or employee of the registrant or any of its subsidiaries.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans, including the Stock Incentive Plan and Non-Employee Director Plan as of December 31, 2003. We do not have equity compensation plans that have not received stockholder approval.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrant and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	440,080	$8.35	275,008
Equity compensation plans not approved by security holders	—	—	—
Total	440,080	$8.35	275,008

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MarkWest Hydrocarbon, Inc.

        The following table sets forth certain information as of February 29, 2004, regarding the beneficial ownership of our common stock held by beneficial owners of 5% or more of common stock, by each director, by each Named Executive Officer and by all of the directors and officers of the Company as a group.

Stockholder(1)	Number of Shares	Acquirable Within 60 Days of February 29(2)	Total Shares Beneficially Owned(3)	Percent of Total Shares(4)
John M. Fox(5)	4,544,931	34,099	4,579,030	47.3%
Wellington Management Company, LLP(6) 75 State Street Boston, Massachusetts 02109	852,500	—	852,500	8.8%
Dimensional Fund Advisors Inc.(7) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	554,550	—	554,550	5.8%
State Street Research & Management Company(8) One Financial Center, 31st Floor Boston, Massachusetts 02111	477,190	—	477,190	4.9%
Brian T. O'Neill	477,829	845	478,674	5.0%
Frank M. Semple	173	—	173	*
Arthur J. Denney	10,481	62,507	72,988	*
Donald C. Heppermann	2,258	5,500	7,758	*
Randy S. Nickerson	5,854	20,323	26,177	*
John C. Mollenkopf	549	2,574	3,123	*
William A. Kellstrom	7,700	4,000	11,700	*
Karen L. Rogers	3,300	4,400	7,700	*
Donald D. Wolf	7,700	1,100	8,800	*
Grant M. Carnie	—	—	—	*
All directors and executive officers as a group (9 individuals)	4,582,946	134,503	4,717,449	48.3%

*
Indicates less than 1.0%.

(1)
Unless otherwise noted, the address for the stockholder listed is c/o MarkWest Hydrocarbon, Inc., 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000.

(2)
This column reflects the number of shares that could be purchased by the exercise of stock options available on February 29, 2004, or within 60 days thereafter.

(3)
For Named Executive Officers, the number of shares includes interests in shares held in employee benefit plans. Unless otherwise indicated, the directors and Named Executive Officers have sole voting and dispositive power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors or Named Executive Officers and their respective spouses.

(4)
All percentages have been determined at February 29, 2004, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person or group has the right to acquire within 60 days after February 29, 2004. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or group has the right to acquire within 60 days after February 29, 2004, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group. At February 29, 2004, a total of 9,713,097 shares of common stock were issued and 9,641,003 shares were outstanding. Options to acquire a total of 270,980 shares of common stock were exercisable within 60 days.

(5)
Includes an aggregate of (i) 4,053,595 shares owned directly by MWHC Holding, Inc., an entity controlled by Mr. Fox, of which Mr. Fox is also considered a beneficial owner (Mr. Fox has an indirect pecuniary interest in the MWHC shares); (ii) 146,116 shares held in the aggregate in the Brent A. Crabtree Trust, Brian T. Crabtree Trust and the Carrie L. Crabtree Trust (the Crabtree Trusts), for each of which Mr. Fox is the Trustee; and (iii) 117,543 shares held by the MaggieGeorge Foundation, for which certain family members of Mr. Fox are directors. Mr. Fox disclaims beneficial ownership of the shares held in the Crabtree Trusts and by the MaggieGeorge Foundation within the meaning of Rule 13d-3 under the Exchange Act. Mr. Fox currently serves as Chairman of the Board of MarkWest Hydrocarbon and the General Partner. Mr. Fox resigned as President of MarkWest Hydrocarbon and the General Partners effective November 1, 2003, and as Chief Executive Officer effective January 1, 2004

(6)
Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP (Wellington), on February 13, 2004, with respect to shares held as of December 31, 2003. The Schedule 13G indicates that Wellington has shared voting power with respect to 612,500 shares and shared dispositive power with respect to 852,500 shares.

(7)
Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. (Dimensional), on February 6, 2004, with respect to shares held as of December 31, 2003. The Schedule 13G indicates that Dimensional has sole voting and dispositive power with respect to 554,550 shares.

(8)
Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by State Street Research & Management Company on February 13, 2004, with respect to shares held as of December 31, 2003. The Schedule 13G indicates that State Street Research & Management Company, a registered investment adviser, has sole voting and dispositive power with respect to 477,190 shares.

MarkWest Energy GP, L.L.C.

        The following table sets forth the beneficial ownership of the General Partner as of February 29, 2004, held by the directors, each Named Executive Officer and by all directors and officers as a group.

Name of Beneficial Owner	Percentage of Limited Liability Company Interests Owned
John M. Fox(1)	91.8%
Frank M. Semple	2.0
Arthur J. Denney	1.6
Donald C. Heppermann	1.0
Randy S. Nickerson	1.6
John C. Mollenkopf	1.6
Brian T. O'Neill	*
Grant M. Carnie	*
William A. Kellstrom	*
Karen L. Rogers	*
Donald D. Wolf	*
All directors and executive officers as a group (9 persons)	99.6

*
Less than 1%

(1)
Includes a 1.6% ownership interest held directly by Mr. Fox and a 89.7% ownership interest held by MarkWest Hydrocarbon. As of December 31, 2003, Mr. Fox beneficially owned approximately 47.3% of the voting securities of MarkWest Hydrocarbon. As a result, Mr. Fox may be deemed to be the beneficial owner of the ownership interests owned by MarkWest Hydrocarbon. Mr. Fox currently serves as MarkWest Hydrocarbon's Chairman of the Board. Mr. Fox resigned as President of MarkWest Hydrocarbon effective November 1, 2003, and as Chief Executive Officer effective January 1, 2004.

MarkWest Energy Partners, L.P.

        The following table sets forth the beneficial ownership of the Partnership's common and subordinated units, as of February 29, 2004, held by Company directors, Named Executive Officers listed in the Summary Compensation Table included in this proxy, and by all directors and officers as a group.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Subordinated Units Beneficially Owned	Percentage of Subordinated Units Beneficially Owned	Percentage of Total Units Beneficially Owned
John M. Fox(1)	24,750	*	2,489,122	83.0%	35.9%
Frank M. Semple	—	*	5,000	*	*
Arthur J. Denney	3,250	*	4,626	*	*
Donald C. Heppermann	6,000	*	4,000	*	*
Randy S. Nickerson	5,625	*	4,626	*	*
John C. Mollenkopf	1,250	*	4,626	*	*
Brian T. O'Neill	—	*	—	*	*
Grant M. Carnie	—	*	—	*	*
William A. Kellstrom	3,125	*	—	*	*
Karen L. Rogers	1,750	*	—	*	*
Donald D. Wolf	5,250	*	—	*	*
All directors and executive officers as a group (9 persons)	51,000	1.3%	2,512,000	83.7%	36.7%

*
Less than 1%

(1)
Includes 4,626 subordinated units owned directly by Mr. Fox, 2,469,496 subordinated units owned by MarkWest Hydrocarbon and its subsidiaries, and approximately 15,000 subordinated units owned by Tortoise MWEP, L.P. in which Mr. Fox owns an equity interest. As of December 31, 2003, Mr. Fox beneficially owned approximately 47.3% of the voting securities of MarkWest Hydrocarbon. As a result, Mr. Fox may be deemed to be the beneficial owner of the subordinated units owned by MarkWest Hydrocarbon. Mr. Fox currently serves as Chairman of the Board of MarkWest Hydrocarbon and the General Partner. Mr. Fox resigned as President of MarkWest Hydrocarbon and the General Partner effective November 1, 2003, and as Chief Executive Officer effective January 1, 2004.

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on our common stock for the period from December 31, 1998, through December 31, 2003, with the cumulative total return on the S&P 500 Index, the Dow Jones Energy Index and an index of peer companies. Each company in the peer group is publicly traded, generates a portion of its total revenue from the gathering, processing and marketing of NGLs, or is commonly included by equity analysts in our peer group.

Total Return to Stockholders
(Assumes $100 Investment on 12/31/98)

	TOTAL RETURN ANALYSIS
	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
MarkWest Hydrocarbon	$100.00	$72.22	$125.00	$71.11	$63.33	$137.87
Peer Group(a)	$100.00	$139.55	$305.50	$304.28	$342.73	$440.89
Dow Jones Energy Index	$100.00	$116.78	$141.34	$123.93	$107.07	$136.11
S&P 500 Index	$100.00	$119.53	$107.41	$93.40	$71.57	$90.46

(a)
Comprised of TransMontaigne, Inc. and Western Gas Resources, Inc.
Source: FactSet Research Systems and Bloomberg.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Any proposal by a stockholder to be presented at the 2005 annual meeting must be received at our principal executive offices at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, no later than January 9, 2005. Stockholder proposals for the 2005 annual meeting that are submitted on or before March 15, 2005, may, at our discretion, be voted on at the 2005 annual meeting. All proposals received after March 16, 2005, will be considered untimely.

By Order of the Board of Directors,
Andrew L. Schroeder Secretary

Dated: May 3, 2004

MARKWEST HYDROCARBON, INC. 155 INVERNESS DRIVE WEST, SUITE 200 ENGLEWOOD, COLORADO 80112-5000	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to MarkWest Hydrocarbon, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
CONTROL NUMBER	000000000000
ACCOUNT NUMBER	1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ MKWST1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MARKWEST HYDROCARBON, INC.
03 0000000000 218104014081
Vote On Directors
1.	ELECTION OF CLASS II DIRECTORS		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
	Nominees:	01) William A. Kellstrom 02) William F. Wallace	☐	☐	☐
Vote On Proposal		For	Against	Abstain
2.	Ratification of KPMG LLP as the Company's independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all of the above items.

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary. In which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

123,456,789,012 570762104 30

Signature [PLEASE SIGN WITHIN BOX]	Date	Z31849	Signature (Joint Owners)	Date

PROXY	THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

MARKWEST HYDROCARBON, INC.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112-5000

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated May 3, 2004, appoints Michele Darken and Ted Smith as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of MarkWest Hydrocarbon, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc. (the "Company") to be held on June 3, 2004, at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000 at 10:00 a.m. MDT, and any adjournment or postponement thereof.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.